UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

AIRGAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37851	20-0281763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 579-0200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2017, Airgain, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with MCA Financial Group, Inc., acting as the appointed receiver for Antenna Plus, LLC (“Antenna Plus”), a privately-held supplier of antenna-based solutions for mobile and automotive fleet applications for government, public safety, and Industrial IoT (Internet of Things) markets.  Pursuant to the Purchase Agreement, the Company agreed to purchase substantially all of the assets of Antenna Plus (the “Acquired Assets”), as well as assume certain contracts and other liabilities of Antenna Plus, for a purchase price of approximately $6.4 million, payable in cash, subject to certain working capital adjustments set forth in the Purchase Agreement.  The purchase and sale of the Acquired Assets is made pursuant to a court ordered receivership for the sale and disposition of the assets of Antenna Plus.  The closing of the sale of the assets is expected to occur within 20 calendar days (the “Closing Date”), subject to the satisfaction of customary closing conditions, including the delivery of specified ancillary agreements.

The foregoing description of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which the Company expects to file with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2017.

* * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding the expected closing of the acquisition. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved.   Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation, risks associated with the satisfaction of customary closing conditions for the acquisition and other risks described in our filings with the Securities and Exchange Commission, including under the heading "Risk Factors" in our Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

Date: April 10, 2017	By:	/s/ Leo Johnson
	Name:	Leo Johnson
	Title:	Chief Financial Officer and Secretary